
                            PACIFIC GATEWAY EXCHANGE
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (in thousands, except net income per share)

                                                     Three Months             Nine Months
                                                  Ended September 30,      Ended September 30,
                                                 -------------------     ----------------------
                                                  1997        1996        1997          1996
                                                 -------     -------     -------     ----------
COMPUTATION OF EARNINGS PER COMMON
        AND COMMON EQUIVALENT SHARE:
        Average Shares Outstanding
                                                  18,938      18,173      18,938         15,410
        Add:
            Common stock equivalent of stock
                 options and warrants
                                                     725         413         718            245
                                                 -------     -------     -------     ----------
                                                  19,663      18,586      19,656         15,655
                                                 =======     =======     =======     ==========
        Net income
                                                 $ 3,290     $ 2,168     $ 8,794     $    3,298
                                                 =======     =======     =======     ==========
        Primary net income per share
                                                 $  0.17     $  0.12     $  0.45     $     0.21
                                                 =======     =======     =======     ==========
COMPUTATION OF EARNINGS PER COMMON
        AND COMMON EQUIVALENT SHARE
        ASSUMING FULL DILUTION:
        Average shares outstanding               18,938      18,173      18,938         15,410

        Add:
            Common stock equivalent of stock
                 options and warrants
                                                     759         413         795            245
                                                 =======     =======     =======     ==========
                                                  19,697      18,586      19,733         15,655
                                                 =======     =======     =======     ==========
        Net income
                                                 $ 3,290     $ 2,168     $ 8,794     $    3,298
                                                 =======     =======     =======     ==========
        Fully diluted net income per share       $  0.17     $  0.12     $  0.45     $     0.21
                                                 =======     =======     =======     ==========